Exhibit 99.1

[STK] CINF
[IN] FIN INS
[SU]
TO BUSINESS EDITOR:

  Cincinnati Financial Files Application with SEC Requesting Exemption from
                        Investment Company Act of 1940

     * Believes the holding company is outside intended scope of Act

     * Outcome not expected to affect company's insurance company operations

     * Financial statements are accurate, solid and unaffected

     * Second-quarter insurance operating results healthy; full-year outlook remains positive

    CINCINNATI, June 28 /PRNewswire-FirstCall/ -- Cincinnati Financial Corporation (Nasdaq: CINF), an insurance holding company, today announced it filed an application with the Securities and Exchange Commission (SEC) formally requesting an exemption for the holding company from the Investment Company Act of 1940. The company strongly believes that Cincinnati Financial is engaged primarily in the business of property casualty and life insurance through its subsidiaries, rather than in the business of an investment company under the Act. As a result, Cincinnati Financial believes the holding company is outside the intended scope of the Investment Company Act and should not be subject to its provisions.
    Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, "The matter that we have asked the SEC to consider is a regulatory one, not an accounting issue. Our fundamentals haven't changed, and our consolidated financial statements are accurate, solid and unaffected by this holding company issue. We are the same strong company that we've always been."
    CFC determined there was some uncertainty regarding the status of the holding company under the Investment Company Act as a result of a review made in connection with a recently contemplated senior notes offering. The Investment Company Act is designed primarily to regulate "investment companies," which includes mutual fund organizations, among others.
    There are several tests and enumerated exemptions to determine whether a company must register as an investment company under the Investment Company Act, along with defined processes to request exemptions. One such test states that a company is an investment company if it owns investment securities with a value above 40 percent of its total assets (not including assets of its subsidiaries). At December 31, 2003, the investment assets held by Cincinnati Financial at the parent holding company level accounted for 58.5 percent of holding company total assets, above the 40 percent level as has been the case since 1991. However, the Act enumerates a number of exemptions, including an exemption for a company primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities.
    The application filed today formally requests an exemption under a provision of the Act that permits the SEC to exempt entities that are primarily operating companies. Alternatively, the application requests an exemption under a separate provision that permits exemptions if necessary or appropriate in the public interest and consistent with the provisions and policy of the Act. Cincinnati Financial simultaneously contacted the SEC's

Division of Investment Management to discuss its status under the Investment Company Act.
    Schiff noted, "In keeping with our practice of full and fair disclosure, we proactively initiated communications with the SEC and other regulators. We look forward to working with them to determine our status. The company is assessing options and expressing some ideas to the Ohio Department of Insurance that could reduce our ratio (as defined above) below 40 percent in the short term while the SEC considers our application for an exemption from the Investment Company Act. We are working to get this matter resolved as quickly as possible.
    "We are committed to preserving our financial flexibility, maintaining our financial strength and protecting the value of our insurance operations over the long term. We do not believe that the question of holding company status under the Investment Company Act, or the process to resolve it, directly affects the company's insurance company operations," Schiff said.
    While Cincinnati Financial is working to resolve the situation regarding the Investment Company Act, the board and management feel it is appropriate for all interested parties to be aware of the potential outcomes. At this time, the company cannot be certain the SEC will grant its request for an exemptive order or, if the company is able to obtain such an order, how long the process will take. If the SEC were to take the view that Cincinnati Financial has been, and continues to be, operating as an unregistered investment company, the company could be subject to remedial actions. Further, in the unlikely event Cincinnati Financial were to voluntarily elect to register as an investment company under the Investment Company Act, it would be subject to restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates.
    Under these potential outcomes, Cincinnati Financial could be restricted as detailed in its Current Report on Form 8-K, which was filed today with the SEC. Cincinnati Financial also may be unable to readily access the debt markets. However, Cincinnati Financial's resources are adequate to meet its anticipated short- and long-term obligations.
    The company intends to provide an update on this matter, including the effect, if any, on its outlook for investment income growth, during its second-quarter conference call on July 22, 2004.
    Schiff noted, "On the insurance operations level, the first half of 2004 has been excellent. Preliminary underwriting results for the second quarter look very healthy, and we continue to expect record results for the full year. Premium growth in the second quarter has been running at a satisfactory pace, making our full-year target of high single-digit premium growth appear reasonable. On a preliminary basis, we're anticipating the second quarter combined ratio will be in the low 90s, including about seven points from the estimated $50 million in May storm losses we announced in early June, although we need to keep in mind that policyholders often require a large window of time to discover and report hail damage.
    "Our target for the full-year 2004 GAAP combined ratio remains at 94 percent (93.5 percent on a statutory basis). This target anticipates that full-year storm losses will be approximately $90 million to $100 million, contributing in the range of 3.0 to 3.5 percentage points to the full-year combined ratio. We will review our target if further severe weather occurs or as adjustments are needed to these early estimates," Schiff said.
Cincinnati Financial will host a conference call to discuss this announcement at 5:30 p.m. EDT today. The call is accessible by dialing (800) 374-0064 or through a live, audio-only webcast by visiting http://www.cinfin.com on the Investors page.

    Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company supports the insurance subsidiaries and their independent agent representatives through commercial leasing and financing activities. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company's Web site at www.cinfin.com

    This is a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company's future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:
     * unusually high levels of catastrophe losses due to changes in weather patterns, environmental events or other causes
     * increased frequency and/or severity of claims
     * events or conditions that could weaken or harm the company's relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company's opportunities for growth, such as:
          * downgrade of the company's financial strength ratings,
          * concerns that doing business with the company is too difficult or
          * perceptions that the company's level of service is no longer a distinguishing characteristic in the marketplace
     * delays in the development, implementation and benefits of technology enhancements
     * amount of reinsurance purchased and financial strength of reinsurers
     * inaccurate estimates or assumptions used for critical accounting estimates
     * recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products
     * sustained decline in overall stock market values negatively affecting the company's equity portfolio, in particular a sustained decline in the market value of Fifth Third Bancorp
       (Fifth Third) shares, a significant equity holding
     * events that lead to a significant decline in the market value of a particular security and impairment of the asset
     * prolonged low interest rate environment or other factors that limit the company's ability to generate growth in investment income
     * insurance regulatory actions, legislation or court decisions that increase expenses or place the company at a disadvantage in the marketplace
     * adverse outcomes from litigation or administrative proceedings
     * not receiving an exemptive order pursuant to the Investment
       Company Act of 1940 from the SEC, and the resultant changes which would be required in our operations

    Further, the company's insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
    Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included in this material.

SOURCE  Cincinnati Financial Corporation
    -0-                             06/28/2004
    /CONTACT:  Investors, Heather J. Wietzel, +1-513-603-5236, or Media, Joan
O. Shevchik, +1-513-603-5323, both of Cincinnati Financial Corporation/
    /Web site:  http://www.cinfin.com /
    (CINF)

CO:  Cincinnati Financial Corporation; SEC; Investment Company Act of 1940
ST:  Ohio
IN:  FIN INS
SU: